UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   August 4, 2008

ASCENDIA BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

033-25900
(Commission File Number)

Delaware	75-2228820
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619
(Address of Principal Executive Offices)

609-219-0930
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

 (1)           On August 4, 2008 Ascandia Brands, Inc. (the"Registrant") and Steven R. Scheyer entered into a Resignation and Separation Agreement  (the “Resignation Agreement”), pursuant to which Mr. Scheyer resigned as the Registrant’s President and Chief Executive Officer, effective as of the Registrant’s filing of a petition under Chapter 11 of the U.S. Bankruptcy Code in U.S. Bankruptcy Court for the District of Delaware (the (“Bankruptcy Court”). (Such filing occurred on August 5, 2008 – see below, Item 1.03, “Bankruptcy or Receivership”).  The Resignation Agreement provides, among other things, for (i) the termination by mutual consent of Mr. Scheyer’s employment agreement dated May 16, 2007 (the “Employment Agreement”), and (ii) certain mutual non-disparagement undertakings.  The Resignation Agreement is subject to the issuance by the Bankruptcy Court of an order approving such agreement, provided that upon the issuance of such order Mr. Scheyer’s resignation is to be deemed effective as of the date of the bankruptcy filing.  Should the Bankruptcy Court not issue an order approving the Resignation Agreement, Mr. Scheyer waives any objection to the Registrant rejecting the Employment Agreement pursuant to Section 365 of the Bankruptcy Code.

The above description in this Item 1.01 does not purport to be a complete statement of the parties’ rights and obligations under the Resignation Agreement and is qualified in its entirety by reference to the terms and conditions of the Resignation Agreement, a copy of which is filed herewith as Exhibit 10.01 to this Current Report on Form 8-K.

 (2)           Effective as of August 5, 2008, the Registrant and Carl Marks Advisory Group LLC (“CMAG”) entered into an Amended and Restated Consulting Agreement (the “CMAG Agreement”) pursuant to which CMAG agreed to provide certain financial and operational advisory services to the Registrant.  As part of such services, Douglas A. Booth, a partner in CMAG, was appointed as the Registrant’s Chief Restructuring Officer, effective as of the date of the filing of a petition by the Registrant under Chapter 11 of the U.S. Bankruptcy Code.  (Such filing also occurred on August 5, 2008 – see below, Item 1.03, “Bankruptcy or Receivership”.)  Pursuant to the CMAG Agreement, which is terminable by either party upon ten (10) days written notice, the Registrant will pay CMAG a monthly fee of $150,000 and will reimburse CMAG for its out-of-pocket expenses incurred in providing such services.    No additional cash or non-cash compensation is payable to CMAG or Mr. Booth for Mr. Booth’s services as the Registrant's Chief Restructuring Officer.

The above description in this Item 1.01 does not purport to be a complete statement of the parties’ rights and obligations under the CMAG Agreement and is qualified in its entirety by reference to the terms and conditions of the CMAG Agreement, a copy of which is filed herewith as Exhibit 10.02 to this Current Report on Form 8-K.

(3)           On August 7, 2008, in connection with a filing under Chapter 11 of the U.S. Bankruptcy Code (see below, Item 1.03, “Bankruptcy or Receivership”), and pursuant to an order dated August 7, 2008 of the Bankruptcy Court, the Registrant and its domestic subsidiaries (the “Borrowers”) entered into a debtor-in-possession loan agreement (the “DIP Loan Agreement”) with Wells Fargo Foothill, Inc. as administrative agent and arranger (the "DIP Agent") for itself and the lenders from time-to-time party to the DIP Loan Agreement (the (“DIP Lenders”). The DIP Loan Agreement incorporates by reference the terms and conditions of the Credit Agreement dated as of February 9, 2007 among the Registrant, its subsidiaries and the DIP Agent, as Pre-Petition Agent for itself and the Pre-Petition Lenders (as such terms are defined in the DIP Loan Agreement), as amended by the First Amendment to, and Waiver Under, Credit Agreement, dated as of July 27, 2007, the Second Amendment, and Waiver Under, Credit Agreement, dated as of October 8, 2007, and the Third Amendment to, and Waiver Under, Credit Agreement, dated as of January 15, 2008, (the “Existing Credit Agreement”).

Pursuant to the DIP Loan Agreement, each DIP Lender agrees to make advances (“Supplemental Line Advances”) to the Borrowers, on a revolving basis, up to an aggregate amount of $9,428,000, provided that (x) the proceeds of the Supplemental Line Advances shall only be used to fund expenses set forth in a budget previously delivered to the DIP Agent by the Borrowers (the “Budget”), (y) the amount of Supplemental Line Advances in any week shall not exceed the amounts set forth in the Budget for such week and (z) the aggregate amount of outstanding Supplemental Line Advances, plus the aggregate amount of all other outstanding advances outstanding under the Existing Credit Agreement, at any time, shall not exceed $26,436,000.  The Supplemental Line Advances shall terminate upon the earlier to occur of (i) October 3, 2008 and (ii) the occurrence or the existence of an Event of Default, as defined in the DIP Loan Agreement.  These include, among other things, the Borrowers’ failure to comply with certain financial covenants relating to net cash collections, revenue, cash disbursements and liquidity, which are measured on a weekly basis.

The Supplemental Line Advances accrue interest at a rate equal to the “Base Rate” plus 4.75% per annum. The Base Rate corresponds to the greater of (i) the prime rate quoted from time-to-time by the DIP Agent, and (ii) 7.5% per annum.

Pursuant to the DIP Loan Agreement, the DIP Agent and each DIP Lender agree to waive certain defaults under the Existing Credit Agreement.  In connection with the execution of the DIP Loan Agreement, the Borrowers agree to pay to the DIP Agent, for the account of DIP Lenders on a pro rata basis, a debtor-in-possession financing facility fee, in the amount of $500,000.

The execution of the DIP Loan Agreement was approved by order of the Bankruptcy Court on August 7, 2008.

The above description in this Item 1.01 does not purport to be a complete statement of the parties’ rights and obligations under the Dip Loan Agreement and is qualified in its entirety by reference to the terms and conditions of the DIP Loan Agreement, a copy of which is filed herewith as Exhibit 10.03 to this Current Report on Form 8-K.

Item 1.02.  Termination of a Material Definitive Agreement

On August 5, 2008, the Registrant and Steven R. Scheyer entered into a Resignation and Separation Agreement, terminating, subject to approval of the U.S. Bankruptcy Court, the employment agreement between the Registrant and Mr. Scheyer dated May 16, 2007. See above the disclosure set forth in section (1) of Item 1.01, “Entry into a Material Definitive Agreement”, which is incorporated herein by reference in its entirety.

Item 1.03.  Bankruptcy or Receivership

On August 5, 2008, the Registrant and its U.S. subsidiaries (the "Debtors") filed voluntary petitions for relief (the "Chapter 11 Petitions") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the Bankruptcy Court (Case Numbers 08-11787, 08-11788, 08-11789, 08-11790, 08-11791 and 08-11792).  The Debtors will continue to operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. In connection with the Chapter 11 Petitions, the Debtors have entered into an agreement with Wells Fargo Foothill, as administrative agent and arranger, to provide debtor-in-possession financing.   See above, section (3) of Item 1.01, “Entry into a Material Definitive Agreement”.

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On August 3, 2008, Steven R. Scheyer resigned as a director of the Registrant.  Mr. Scheyer did not serve on any committees of the Board of Directors.

(b)           On August 4, 2008, the Registrant and Steven R. Scheyer entered into a Resignation and Separation Agreement, pursuant to which Mr. Scheyer resigned as the Registrant’s President and Chief Executive Officer, effective as of the filing of petitions under Chapter 11 of the Bankruptcy Code by the Registrant and its subsidiaries.  See above the disclosure set forth in section (1) of Item 1.01, “Entry into a Material Definitive Agreement”, which is incorporated herein by reference in its entirety.

(c)           On August 4, 2008 the Registrant appointed Douglas A. Booth, aged 55, as its Chief Restructuring Officer, effective as of the filing of a petition by the Registrant under Chapter 11 of the Bankruptcy Code, which filing occurred on August 5, 2008 (see above, Item 1.03, “Bankruptcy or Receivership).  Mr. Booth is a partner in CMAG and will serve as Chief Restructuring Officer pursuant to the CMAG Agreement (see above the disclosure set forth in paragraph (2) of Item 1.01, “Entry into a Material Definitive Agreement”, which is incorporated herein by reference in its entirety).  Aside from the monthly consulting fee payable to CMAG pursuant to the CMAG Agreement, the Registrant will not pay any cash or non-cash consideration to CMAG or Mr. Booth in respect of Mr. Booth’s services as Chief Restructuring Officer.

Mr. Booth has been a partner in CMAG since 2001, and has more than 25 years of experience in providing financial and operational advisory services to client companies. Mr. Booth holds a BA in Philosophy and Mathematics from Pennsylvania State University.

Item 7.01 Regulation FD Disclosure

On August 5, 2008 the Registrant issued a press release announcing (i) that the Registrant and its subsidiaries had filed petitions under Chapter 11 of the United States Bankruptcy Code, (ii) the resignation of Steven R. Scheyer as a Director of Ascendia Brands, Inc. and as its President and Chief Executive Officer, and (iii) the appointment of Douglas A. Booth as Chief Restructuring Officer.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.01 attached hereto is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.01 attached hereto will not be incorporated by reference into any filing made by Registrant under the Securities Act of 1933 or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.01	Resignation and Separation Agreement dated as of August 5, 2008 between Ascendia Brands, Inc. and Steven R. Scheyer.

10.02	Amended and Restated Consulting Agreement dated as of August 5, 2008 by and between Ascendia Brands, Inc. and Carl Marks Advisory Group LLC.

10.03	DIP Loan Agreement dated as of August 5, 2008 by and among Wells Fargo Foothill, Inc., as Arranger and Administrative Agent, for Itself and the Lenders from Time to Time Party thereto.

99.01	Press Release dated August 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  August 8, 2008

                                   ASCENDIA BRANDS, INC.

By:	/s/ Andrew W. Sheldrick
Andrew W. Sheldrick
General Counsel